                            SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                               [Amendment No.   ]

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement                [_] Confidential, For Use of the Commission
[X] Definitive Proxy Statement                     Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to
    Section 240.14a-11(c) or Section 240.14a-12

                                 CHEROKEE INC.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

    ____________________________________________________________________________

  (2)  Aggregate number of securities to which transaction applies:

    ____________________________________________________________________________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ____________________________________________________________________________

  (4)  Proposed maximum aggregate value of transaction:

    ____________________________________________________________________________

  (5)  Total fee paid:

    ____________________________________________________________________________

[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by exchange act rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid: _______________________________________________
  (2) Form Schedule or Registration Statement No.: __________________________
  (3) Filing Party: _________________________________________________________
  (4) Date Filed: ___________________________________________________________

                                 CHEROKEE INC.
                              6835 Valjean Avenue
                               Van Nuys, CA 91406

                       NOTICE OF SOLICITATION OF CONSENTS

To the Stockholders of Cherokee Inc:

    This Notice of Solicitation of Consents and accompanying Consent Solicitation Statement are furnished to you by the Board of Directors of Cherokee Inc. ("Cherokee") in connection with its solicitation of written consents from the holders of Cherokee's common stock to take action without a stockholders' meeting. Specifically, you are being asked to approve, by means of written consent, Sections 3.2 and 3.3 of the Second Revised and Restated Management Agreement between The Newstar Group, d/b/a The Wilstar Group and Cherokee (the "Revised Management Agreement") and the performance goals contained therein. Sections 3.2 and 3.3 provide for the payment of performance bonuses and other compensation to The Wilstar Group if the performance goals set forth in such sections are achieved. The Board of Directors is submitting Sections 3.2 and 3.3 of Revised Management Agreement and the performance goals contained therein to Cherokee's stockholders for approval so that compensation paid thereunder may be tax-deductible by Cherokee for federal income tax purposes.

    The Board of Directors requests that you indicate your consent and approval to Sections 3.2 and 3.3 of the Revised Management Agreement and the performance goals contained therein by marking, signing and dating the enclosed consent card, and promptly mailing it in the enclosed envelope. The Board of Directors has established the close of business on December 8, 1999 as the record date for determining stockholders entitled to submit consents. The proposal will be approved only if holders of record on the record date of shares representing at least a majority of the issued and outstanding Cherokee common stock deliver to Cherokee's stock transfer agent a written consent to such proposal within 60 days after the earliest dated consent is delivered. It is planned, however, that consent cards will be finally tabulated on January 4, 2000. Accordingly, for your consent card to be included in the tabulation, it should be received by Cherokee's stock transfer agent, U.S. Stock Transfer Corporation, on or before January 4, 2000. Cherokee retains the right to extend such date, subject to the 60 day limitation referenced above.

    If your shares of Cherokee common stock are held in the name of a brokerage firm, bank nominee or other institution, only that entity can execute a consent card with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a consent card to be signed representing your shares.

    The Board of Directors unanimously recommends that you consent to and thereby approve Sections 3.2 and 3.3 of the Revised Management Agreement and the performance goals contained therein.
                                        By Order of the Board of Directors,

                                        /s/ Carol A. Gratzke
                                        Carol A. Gratzke
December 14, 1999                       Secretary

    It is important that your shares be represented regardless of the number of shares you own. You are urged to complete, sign, date and return the enclosed consent card promptly in the envelope provided.

                                 CHEROKEE INC.
                              6835 Valjean Avenue
                               Van Nuys, CA 91406

                         CONSENT SOLICITATION STATEMENT

    This Consent Solicitation Statement is furnished to you by the Board of Directors of Cherokee Inc. ("Cherokee") in connection with its solicitation of written consents from the holders of Cherokee's common stock to take action without a stockholders' meeting. Specifically, you are being asked to approve, by means of written consent, Sections 3.2 and 3.3 of the Second Revised and Restated Management Agreement between The Newstar Group, d/b/a The Wilstar Group ("Wilstar") and Cherokee (the "Revised Management Agreement") and the performance goals contained therein. Sections 3.2 and 3.3 of the Revised Management Agreement ("Sections 3.2 and 3.3") provide for the payment of performance bonuses and other compensation to Wilstar if the performance goals set forth in such sections are achieved. The Board of Directors is submitting Sections 3.2 and 3.3 and the performance goals contained therein to Cherokee's stockholders for approval so that compensation paid thereunder may be tax-deductible by Cherokee for federal income tax purposes.

    Cherokee's mailing address is 6835 Valjean Avenue, Van Nuys, California 91406. The approximate date on which this Consent Solicitation Statement and consent card are being mailed to Cherokee's stockholders is December 15, 1999.

                              GENERAL INFORMATION

The Written Consent Procedure; Record Date; Consents Required

    Section 228 of the Delaware General Corporation Law states that, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered offices in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Cherokee's Certificate of Incorporation does not prohibit the use of such consents. Section 228 also states that every written consent must bear the date of signature of each stockholder who signs the consent and no written consent will be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation as described above.

    The Board of Directors has established the close of business on December 8, 1999 as the record date for determining stockholders of record entitled to submit consents. Sections 3.2 and 3.3 and the performance goals contained therein will be approved only if holders of record on the record date of shares representing at least a majority of the issued and outstanding Cherokee common stock deliver to Cherokee or its stock transfer agent, properly completed, dated and unrevoked consents approving Sections 3.2 and 3.3 and the performance goals contained therein within 60 days after the earliest dated consent is delivered. It is planned, however, that consent cards will be finally tabulated on January 4, 2000. Accordingly, for your consent card to be included in the tabulation, it should be received by Cherokee's stock transfer agent, U.S. Stock Transfer Corporation, at the address listed below on or before January 4, 2000. Cherokee retains the right to extend such date, subject to the 60 day limitation referenced above.

    Directors and executive officers of Cherokee and their affiliates who, as of the record date, control approximately 51% of the shares entitled to submit consents, have informed Cherokee of their intent to deliver consents approving Sections 3.2 and 3.3 and the performance goals contained therein.

    If Sections 3.2 and 3.3 and the performance goals contained therein are approved by the holders of a majority of the issued and outstanding shares of Cherokee common stock, Cherokee will give prompt notice of their approval to those stockholders who did not consent and who, if the action had been taken at a meeting, would have been entitled to notice of such meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to Cherokee.

Voting Rights

    Cherokee has only one class of voting security, its common stock, which is entitled to one vote per share. As of December 8, 1999, the record date for determining stockholders entitled to submit consents, there were 8,472,428 shares of Cherokee common stock issued and outstanding. Only stockholders of record as of December 8, 1999 are entitled to submit consents.

Revocation of Consents

    An executed consent card may be revoked by a properly signed and dated written revocation delivered to Cherokee's agent, U.S. Stock Transfer Corporation, at any time before sufficient consents have been delivered to approve Sections 3.2 and 3.3 and the performance goals contained therein. A revocation may be in any written form signed by the record holder as long as it clearly states that the consent card previously given is no longer effective. The delivery of a subsequently dated consent card which is properly completed and timely delivered will also constitute a revocation of any earlier consent card. A revocation should be delivered to U.S. Stock Transfer Corporation at the address listed below under "Voting Instructions" or to any party who may oppose this solicitation. Consents may not be revoked at any time after sufficient consents have been delivered to approve Sections 3.2 and 3.3 and the performance goals contained therein.

Solicitations of Consents; Expenses

    The expense of soliciting consents and the cost of preparing, assembling and mailing materials in connection with the solicitation of consents will be paid by Cherokee. In addition to the use of the mail, consents may be solicited in person or by telephone or other communications medium, by officers, directors and other employees of Cherokee, who will not receive any additional compensation for such services. Cherokee has retained U.S. Stock Transfer Corporation to assist in soliciting consents with respect to shares of common stock held of record by brokers, nominees and institutions as well as to collect and tabulate all consent cards received. Cherokee does not anticipate that the fees of U.S. Stock Transfer Corporation will exceed $10,000, plus its out-of-pocket expenses. Cherokee will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send or cause to be sent consent materials to, and obtain directions from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Voting Instructions

    If you wish to consent to and thereby approve Sections 3.2 and 3.3 and the performance goals contained therein, and you were a record holder of Cherokee common stock on the record date, please mark the "Consent" box on the accompanying consent card and sign, date and mail it promptly in the enclosed envelope. If you do not wish to consent to and approve Sections 3.2 and 3.3 and the performance goals contained therein, and you were a record holder of Cherokee common stock on the record date, you may mark the "Consent Withheld" box on the accompanying consent card, and sign, date and mail the card in the enclosed envelope. Please note that by not returning a consent card, you will be deemed not to have consented to Sections 3.2 and 3.3 and the performance goals contained therein.

    If you sign, date and return your consent card but do not check either the "Consent," "Consent Withheld" or "Abstain" box on the consent card, your consent card will be deemed to be a "Consent" to Sections 3.2 and 3.3 and the performance goals contained therein.

    Since the holders of record on the record date of shares representing at least a majority of the common stock must consent to Sections 3.2 and 3.3 and the performance goals contained therein in order for them to be approved, an abstention or a broker non-vote has the same effect as a direction to "Withhold Consent" with respect to Sections 3.2 and 3.3 and the performance goals contained therein. If your shares of Cherokee common stock are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a consent card with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a consent card to be delivered representing your shares.

    An envelope, addressed to Cherokee's stock transfer agent, U.S. Stock Transfer Corporation, is enclosed for your convenience in returning the consent card. If you have any questions about how to complete and return your consent card you should contact:

                        U.S. Stock Transfer Corporation
                       1745 Gardena Avenue, Second Floor
                        Glendale, California 91204-2991
                              Attn: William Garza
                          Phone Number: 1-818-502-1404

                                  THE PROPOSAL

           APPROVAL OF SECTIONS 3.2 AND 3.3 OF THE REVISED MANAGEMENT
             AGREEMENT AND THE PERFORMANCE GOALS CONTAINED THEREIN

    You are being asked to approve, by means of written consent, Sections 3.2 and 3.3 of the Revised Management Agreement between Wilstar and Cherokee and the performance goals contained therein. Sections 3.2 and 3.3 provide for the payment of performance bonuses and other compensation to Wilstar if the performance goals set forth in such sections are achieved.

    On May 4, 1995, Cherokee and Wilstar entered into a management agreement, which was subsequently amended three times (collectively, the "Original Management Agreement"), pursuant to which Wilstar agreed to provide executive management services to Cherokee by providing the services of Mr. Margolis as Chief Executive Officer. As of November 29, 1999 Cherokee and Wilstar entered into the Revised Management Agreement which substantially revises and restates in one document the current terms under which Wilstar has agreed to continue to provide executive management services to Cherokee. Robert Margolis is currently the sole stockholder of Wilstar. For a description of the Revised Management Agreement other than Sections 3.2 and 3.3, see "Other Material Terms of the Revised Management Agreement" below. Stockholder approval is being sought only for Sections 3.2 and 3.3 and the material terms of the performance goals contained therein; the remainder of the Revised Management Agreement is not subject to stockholder approval.

    Both the Board of Directors and the Compensation Committee of the Board of Directors, which consists of directors unaffiliated with Wilstar, have approved and adopted the Revised Management Agreement. Sections 3.2 and 3.3 and the performance goals contained therein were established, approved and adopted by the Compensation Committee on November 5, 1999, subject to stockholder approval. The Board of Directors and the Compensation Committee believe that it is in Cherokee's best interest to submit Sections 3.2 and 3.3 of Revised Management Agreement and the performance goals contained therein to Cherokee's stockholders for approval so that compensation paid thereunder will generally qualify as "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and therefore be deductible by Cherokee for federal income tax purposes. If Cherokee's stockholders fail to approve Sections 3.2 and 3.3 and the performance goals contained therein, such sections will be null and void.

    The following explains the reason for seeking stockholder approval and describes Sections 3.2 and 3.3 and the performance goals contained therein, as well as other related provisions of the Revised Management Agreement. You can obtain a copy of the Revised Management Agreement by making a written request to Cherokee's Secretary.

Section 162(m)

    Sections 3.2 and 3.3 are designed with the intent that any performances bonuses paid and any debt forgiven thereunder, will generally be deductible by Cherokee for federal income tax purposes, without limit under Section 162(m) of the Code. Section 162(m), which was added to the Internal Revenue Code in 1993, places a limit of $1.0 million on the amount of compensation that may be deducted by Cherokee in any taxable year with respect to each "covered employee," within the meaning of
Section 162(m). Section 162(m) defines "covered employee" to include Cherokee's Chief Executive Officer and next four most highly compensated executive officers. Both Wilstar and Mr. Margolis are "covered employees" within the meaning of Section 162(m).

    "Qualified performance-based compensation" within the meaning of Section 162(m) is not subject to the deduction limit. Sections 3.2 and 3.3 of the Revised Management Agreement are designed to generally provide "qualified performance-based compensation" to Wilstar and Margolis. However, Section 162(m) requires that Sections 3.2 and 3.3 and the performance goals therein must be approved by Cherokee's stockholders before compensation paid thereunder may be fully deductible by Cherokee for federal income tax purposes. As a result, the Revised Management Agreement provides that Sections 3.2 and 3.3 and the performance goals contained therein must be approved by Cherokee's stockholders before any compensation will be paid to Wilstar thereunder.

Performance Bonuses

    Section 3.2 provides that if Cherokee's consolidated pre-tax earnings ("Pre-Tax Earnings") during Cherokee's fiscal quarter beginning October 31, 1999 and ending January 29, 2000 (the "Fourth Quarter"), as set forth in Cherokee's audited financial statements for its fiscal year ended January 29, 2000 ("Fiscal 2000"), are no less than $1,674,710:

  . Wilstar will receive a performance bonus (the "2000 Performance Bonus") equal to (x) 10% of Cherokee's earnings before interest, taxes, depreciation and amortization ("EBITDA") for Fiscal 2000 in excess of $2.5 million up to $10.0 million, plus (y) 15% of Cherokee's EBITDA during Fiscal 2000 in excess of $10.0 million; and

  . Cherokee will forgive and forever cancel $1,890,624 of the principal amount of the Promissory Note, dated December 23, 1997 made by Robert Margolis in favor of Cherokee (the "Note").

For purposes of determining whether Cherokee's Pre-Tax Earnings during the Fourth Quarter are no less than $1,674,710, Cherokee's Pre-Tax Earnings during the Fourth Quarter will not be reduced by any portion of the Note that is forgiven and cancelled.

    The following table indicates the 2000 Performance Bonus payable, as well as the amount of the Note to be forgiven and cancelled, if Cherokee's Pre-Tax Earnings in the Fourth Quarter are no less than $1,674,710 and if Cherokee meets various EBITDA levels in Fiscal 2000.

       Fiscal 2000                      2000                          Amount of
         EBITDA                   Performance Bonus                 Note Forgiven
       -----------                -----------------                 -------------
       $ 1,000,000                   $        0                       $        0
       $ 2,500,000                   $        0                       $1,890,624
       $ 5,000,000                   $  227,273                       $1,890,624
       $10,000,000                   $  681,818                       $1,890,624
       $15,000,000                   $1,304,348                       $1,890,624
       $20,000,000                   $1,956,522                       $1,890,624
       $25,000,000                   $2,608,695                       $1,890,624

    Cherokee's EBITDA through October 30, 1999, the end of Cherokee's third quarter of Fiscal 2000, was approximately $13,949,000. Over the last three fiscal years, fourth quarter results have increased Cherokee's annual EBITDA, however, there can be no assurance that similar results will be achieved in the Fourth Quarter.

    Section 3.3 of the Revised Management provides that, for each fiscal year beginning on or after January 30, 2000, if Cherokee's EBITDA for such fiscal year is no less than $5 million, then Wilstar will receive a performance bonus (the "Annual Performance Bonus") equal to (x) 10% of Cherokee's EBITDA for such fiscal year in excess of $2.5 million up to $10.0 million, plus (y) 15% of Cherokee's EBITDA for such fiscal year in excess of $10.0 million.

    The following table indicates the Performance Bonus payable if Cherokee meets various EBITDA levels during a fiscal year of Cherokee beginning on or after January 30, 2000.

             EBITDA                         Performance Bonus
            ---------                       -----------------
            $ 1,000,000                        $        0
            $ 2,500,000                        $        0
            $ 5,000,000                        $  227,273
            $10,000,000                        $  681,818
            $15,000,000                        $1,304,348
            $20,000,000                        $1,956,522
            $25,000,000                        $2,608,695

    In all cases, EBITDA will be determined in accordance with U.S. generally accepted accounting principles and will be reduced by all accrued compensation expenses attributable to any compensation paid or payable to Wilstar under the Revised Management Agreement, including but not limited to the performance bonuses provided for under Sections 3.2 and 3.3 and base compensation payable to Wilstar, but will not be reduced by any portion of the Note that is forgiven and cancelled.

    All performance bonuses payable to Wilstar and any portion of the Note to be forgiven and cancelled pursuant to Sections 3.2 and 3.3 will be paid or forgiven and cancelled, as applicable, no later than five business days after the issuance of Cherokee's audited financial statements for the applicable fiscal year. However, no performance bonuses will be paid to Wilstar and no portion of the Note will be forgiven and cancelled unless and until the Compensation Committee has certified in writing that the terms of the Revised Management Agreement have been satisfied and such performance bonuses and other compensation have been earned and are payable in accordance with the Revised Management Agreement.

    The primary substantive differences between Sections 3.2 and 3.3 of the Revised Management Agreement and the bonus provisions in the Original Management Agreement are that the Revised Management Agreement requires Wilstar to achieve performance goals prior to receiving bonuses and also provides for forgiveness of $1,890,624 of the Note if the Fourth Quarter performance goal is achieved.

Other Material Terms of the Revised Management Agreement

    The following describes the material terms of the Revised Management Agreement that are not already described above. You are being asked to approve, by means of written consent, only Sections 3.2 and 3.3 of the Revised Management Agreement. The terms described below are not subject to stockholder approval.

    Initial Term and Extensions. Unless extended as provided below, the Revised Management Agreement will terminate on February 2, 2002. If Cherokee's Pre-Tax Earnings, as set forth in its audited financial statements for any of its fiscal years during the term of the Revised Management Agreement, commencing with Fiscal 2000: (a) are no less than 80% of the Pre-Tax Earnings contained in the budget submitted to and approved by the Compensation Committee for such fiscal year and (b) are also no less than the Pre-Tax Earnings for the immediately preceding fiscal year, then the termination date of the Revised Management Agreement will automatically be extended an additional year. For purposes of determining whether the foregoing tests are met, Cherokee's Pre-Tax Earnings will not be reduced by any portion of the Note that is forgiven and cancelled. There may be any number of such extensions if the foregoing tests are met on multiple occasions.

    Management Services. Wilstar must provide the services of Mr. Margolis as Cherokee's Chairman of the Board and Chief Executive Officer. The Board of Directors must appoint Mr. Margolis Chairman of the Board and Chief Executive Officer.

    Base Compensation. As its base compensation for services rendered under the Revised Management Agreement, Wilstar will be paid $587,450 per fiscal year. Wilstar's base compensation is subject to an annual cost of living increase each year after Fiscal 2000.

    Composition of the Board of Directors. If Cherokee's board is comprised of five directors, Cherokee will use its commercially reasonable best efforts to ensure (a) that one director is nominated by Wilstar (the "Wilstar Director");
(b) that one director (the "Investor Director") is nominated by the members of the group, other than Mr. Margolis, that filed Schedule 13-Ds, dated April 24, 1995, with respect to the purchase of Cherokee's common stock (collectively, the "Outside Investors"); and (c) that three directors are nominated by the non-Wilstar non-Investor Directors (the "Other Directors"). If there are seven directors, Cherokee will use its commercially reasonable best efforts to ensure that a second Investor Director is nominated by Outside Investors and four directors are nominated by the Other Directors. If there are nine directors, Cherokee will use its commercially reasonable best efforts to ensure that, in addition to the Wilstar Director and the Investor Directors described above, one director is nominated by Wilstar and the Outside Investors together (the "Wilstar/Investor Director") and five directors are nominated by the Other Directors. If the Board of Directors is expanded, Cherokee will use its commercially reasonable best efforts to ensure that Wilstar is able to maintain its proportionate representation. Cherokee will use its commercially reasonable best efforts to ensure that the Board of Directors will have an audit and a compensation committee, each of which will be comprised of three members, one of whom shall be an Investor Director and two of whom shall be selected by the entire Board of Directors from all of the remaining directors, other than the Wilstar Director.

    In addition to the events of termination described below under the title "Events of Termination," Wilstar may elect to treat the following events relating to the composition of the Board of Directors as a breach of the Revised Management Agreement by Cherokee:

  . the size of the Board of Directors is increased or decreased without Wilstar's maintaining or increasing its proportionate representation;

  . the Wilstar Director, the Investor Directors or the Wilstar/Investor Director, as applicable, are not elected to the Board of Directors or are not put on the slate of directors recommended to Cherokee's stockholders or any such director is removed from the Board of Directors without Wilstar's prior approval; or

  . without Wilstar's consent, Mr. Margolis is not elected Chairman of the Board.

    Other Activities of Wilstar and Mr. Margolis. During the term of the Revised Management Agreement, Mr. Margolis may not accept any other employment and Mr. Margolis, Wilstar or any entity controlled by or affiliated with them may not own or control the voting power of greater than 5% of the capital stock or other securities of any corporation or any other business entity that is or may be competitive with Cherokee or its subsidiaries, unless all material facts regarding such activity have been presented to the Board of Directors and the disinterested members of the Board of Directors, by duly adopted written resolution, authorize such activity. During the term of the Revised Management Agreement, Mr. Margolis, Wilstar or any entity controlled by or affiliated with them may not engage or in any manner participate in any outside business activity that relates to the marketing, licensing, sale or distribution of apparel unless all material facts regarding such outside business activity have been presented to the Board of Directors and the disinterested members of the Board of Directors, by duly adopted written resolution, elect not to pursue such business activity.

    Insurance and Indemnification. Cherokee will at its own expense maintain directors and officers liability insurance covering Mr. Margolis. To the extent permitted by governing law Cherokee will indemnify and hold Margolis and Wilstar and its directors, officers, employees, agents, attorneys, representatives, and controlling persons harmless from and against all claims or actions of, or demands, suits or proceedings by any third party, and damages, losses and expenses, including reasonable attorneys' fees, in connection therewith, arising out of the Revised Management Agreement and the performance by Wilstar of its responsibilities thereunder. Such indemnity will not apply to any claim, action, demand, suit, proceeding, damage, loss or expense of any indemnified party to the extent it is found in a final judgment by a court of competent jurisdiction, not subject to further appeal, to have resulted primarily from the gross negligence or willful misconduct of the indemnified party.

    Events of Termination. Wilstar may terminate the Revised Management Agreement if Cherokee materially breaches any of the terms and conditions of the Revised Management Agreement or fails to perform its material obligations thereunder. Unless initiated or consented to by Wilstar or Margolis, the occurrence of any of the following will be deemed to be a material breach of the Revised Management Agreement:

  . the assignment to Mr. Margolis of any duties materially inconsistent with, or the diminution of Mr. Margolis' positions, titles, offices, duties and responsibilities with Cherokee or any removal of Mr. Margolis from, or any failure to re-elect Mr. Margolis to, any titles, offices or positions held by Mr. Margolis under the Revised Management Agreement, including the failure of the Board of Directors to elect Margolis or Wilstar's designee as Chairman of the Board or the failure to elect, or the removal of, any Wilstar or Outside Investor nominee as director from the slate of directors recommended to Cherokee's stockholders by the Board of Directors;

  . except as in accordance with the Revised Management Agreement, a reduction by Cherokee in the base compensation or any other compensation provided for in the Revised Management Agreement;

  . a change or relocation of Mr. Margolis' offices at Cherokee that materially and adversely affects Mr. Margolis' working environment; or

  . any other substantial, material and adverse changes in Mr. Margolis' working conditions imposed by Cherokee.

    The Board of Directors may terminate the Revised Management Agreement at any time without cause. If appropriate, the Board of Directors may also terminate the Revised Management Agreement "for cause." "For cause" is limited to the willful misfeasance or gross negligence on the part of Wilstar or Mr. Margolis in connection with the performance of their duties pursuant to the Revised Management Agreement, which willful misfeasance or gross negligence directly causes material harm to the assets, business or operations of Cherokee. The Revised Management Agreement will terminate immediately upon Mr. Margolis' death and may be terminated by the Board of Directors if Wilstar fails to render services to Cherokee for a substantially continuous period of six months because of Mr. Margolis' physical or mental disability during such period.

    Payments to Wilstar if the Revised Management Agreement is Terminated. If the Revised Management Agreement is terminated for any reason by either Cherokee or Wilstar, Cherokee will:

  .  pay Wilstar's base compensation through the date of termination;

  . reimburse Mr. Margolis for all expenses incurred through the date of termination;

  . provide ongoing indemnification for Mr. Margolis and Wilstar and ongoing insurance coverage comparable to the insurance offered to other terminated directors, officers or employees of Cherokee; and

  .  pay Wilstar any unpaid performance bonuses earned pursuant to Sections
     3.2 or 3.3 during the fiscal year in which the Revised Management Agreement is terminated; unpaid performance bonuses will be calculated using the results of the whole fiscal year during which the Revised Management Agreement is terminated, but will be pro rated for the number of full months occurring in such fiscal year prior to the date of termination.

    In addition to the payments and other compensation described above, if Cherokee terminates the Revised Management Agreement without cause or Wilstar terminates the Revised Management Agreement after Cherokee materially breaches any of the terms and conditions thereof or fails to perform its material obligations thereunder, Cherokee will pay Wilstar, within 60 calendar days after the date of termination, a lump sum in cash equal to three times the sum of (a) Wilstar's base compensation at the rate in effect at the time of the termination and (b) the "Previous Performance Bonus." The "Previous Performance Bonus" means an amount equal to the performance bonus received by Wilstar under Sections 3.2 or 3.3 of the Revised Management Agreement and, if applicable,
Section 3.2 of the Original Management Agreement, in Cherokee's last full fiscal year ending prior to the date of termination.

    Cap on Payments Contingent on a Change in Control. Section 280G of the Code denies a corporation an income tax deduction for any "excess parachute payment," within the meaning of Section 280G of the Code. Generally, "excess parachute payments" are payments paid in connection with a change in control of a corporation that exceed 2.99 times the recipient's average compensation from the corporation for the five calendar years prior to the year in which the change in control occurs.

    If Cherokee's accountants determine that any payments to Wilstar or Mr. Margolis under the Revised Management Agreement would result in the nondeductibility of some or all of such payments under Section 280G of the Code, the payments to Wilstar and Mr. Margolis will be reduced to the maximum amount that is payable without causing such payments to be nondeductible by Cherokee.

    Modification; Waiver; Assignment. Any modification or waiver of any provisions of the Revised Management Agreement must be in writing and approved by both Cherokee and Wilstar. So long as Mr. Margolis continues to serve Cherokee pursuant to the Revised Management Agreement, Wilstar may assign the Revised Management Agreement to Mr. Margolis or another entity that is a successor to, or affiliated with, Wilstar.

    The Board of Directors unanimously recommends that you consent to and thereby approve Sections 3.2 and 3.3 of the Revised Management Agreement and the performance goals contained therein.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of common stock of Cherokee as of December 8, 1999 by each person believed by Cherokee to own beneficially more than 5% of the outstanding shares of any class of Cherokee's voting securities. Unless noted otherwise, the holders listed below have sole voting power and dispositive power over the shares beneficially held by them. Under the rules of the Securities and Exchange Commission, in calculating percentage ownership, each holder is deemed to beneficially own any shares subject to options exercisable by the holder within 60 days, but options owned by others are deemed not to be outstanding shares even if the options are exercisable within 60 days. Percentage ownership is based on 8,472,428 shares of common stock outstanding on December 8, 1999.

                                                    Amount and Nature
                                                      of Beneficial   Percentage
         Name and Address of Beneficial Owner           Ownership      of Class
         ------------------------------------       ----------------- ----------
   Timothy Ewing(1)................................     2,141,946       25.3%
    2200 Ross Avenue
    Suite 4660 West
    Dallas, TX 75201

   Value Partners, Ltd. ...........................     2,112,869       24.9%
    C/O Fisher Ewing Partners
    2200 Ross Avenue
    Suite 4660 West
    Dallas, TX 75201

   Robert Margolis(2)..............................     1,602,394       18.9%
    6835 Valjean Avenue
    Van Nuys, CA 91406

   The Newstar Group, Inc. (3).....................       718,541        8.5%
    dba The Wilstar Group
    6835 Valjean Avenue
    Van Nuys, CA 91406

--------
(1) Includes 2,112,869 shares held directly by Value Partners, Ltd. Mr. Ewing is managing partner of Ewing & Partners, which is the general partner of Value Partners, Ltd. Mr. Ewing expressly disclaims beneficial ownership of such shares.

(2) Includes 718,541 shares owned by The Newstar Group, Inc. d/b/a The Wilstar Group. Mr. Margolis is the sole shareholder of Wilstar.

(3)  Does not include 883,853 shares individually held by Mr. Margolis.

    The following table sets forth information regarding the beneficial ownership of common stock of Cherokee as of December 8, 1999, by all directors, the executive officers named in the Summary Executive Compensation Table and all directors and executive officers as a group. Unless noted otherwise, the holders listed below have sole voting and dispositive power over the shares beneficially held by them. Under the rules of the Securities and Exchange Commission, in calculating percentage ownership, each holder is deemed to beneficially own any shares subject to options exercisable by the holder within 60 days, but options owned by others are deemed not to be outstanding shares even if the options are exercisable within 60 days. Percentage ownership is based on 8,472,428 shares of common stock outstanding on December 8, 1999.

                                                          Amount and
                                                          Nature of
                                                          Beneficial Percentage
                  Name of Beneficial Owner                Ownership   of Class
                  ------------------------                ---------- ----------
   Robert Margolis(1).................................... 1,602,394     18.9%
   Douglas Weitman(2)....................................   274,397      3.2%
   Jess Ravich(3)........................................   198,349      2.3%
   Keith Hull(2).........................................    33,277        *
   Timothy Ewing(4)...................................... 2,141,946     25.3%
   Carol Gratzke(5)......................................   156,924      1.8%
   Howard Siegel(6)......................................   131,179      1.5%
   Steven Ascher(7)......................................     6,667        *
   All Executive Officers and directors as a group(8).... 4,545,133     52.0%

--------
* = Less than 1%

(1) Includes 878,853 shares held individually by Mr. Margolis, 718,541 shares owned by Wilstar and 5,000 shares which may be purchased pursuant to options that are or will be exercisable within 60 days of December 8, 1999. Mr. Margolis is the sole shareholder of Wilstar.

(2) Includes 10,000 shares which may be purchased pursuant to options that are or will be exercisable within 60 days of December 8, 1999.

(3) Includes 10,000 shares, which may be purchased pursuant to options that are or will be exercisable within 60 days of December 8, 1999, and 165,033 shares owned by U.S. Bancorp Libra, a division of U.S. Bancorp Investments, Inc. Mr. Ravich is the Chairman and Chief Executive Officer of U.S. Bancorp Libra and, therefore, may be deemed to be the beneficial owner of such shares.

(4) Includes 2,112,869 shares held directly by Value Partners, Ltd. and 5000 shares which may be purchased pursuant to options that are or will be exercisable within 60 days of December 8, 1999. Mr. Ewing is managing partner of Ewing & Partners, which is the general partner of Value Partner's Ltd. and, therefore, Mr. Ewing may be deemed to be the beneficial owner of the shares held by Value Partners, Ltd.

(5) Includes 116,744 shares which may be purchased pursuant to options that are or will be exercisable within 60 days of December 8, 1999.

(6) Includes 96,913 shares, which may be purchased pursuant to options that are or will be exercisable within 60 days of December 8, 1999.

(7) Includes 6,667 shares which may be purchased pursuant to options that are or will be exercisable within 60 days of December 8, 1999.

(8) Includes 260,324 shares which may be acquired pursuant to options that are or will be exercisable within 60 days of December 8, 1999.

                             EXECUTIVE COMPENSATION

Summary Executive Compensation Table

    The Summary Executive Compensation Table below sets forth the annual and long-term compensation for services in all capacities for the year ended January 31, 1999 ("Fiscal 1999"), for the eight months ended January 31, 1998 and for the year ended May 31, 1997 for Cherokee's Chief Executive Officer and the four additional most highly compensated executive officers (the "Named Executive Officers").

                           Annual Compensation(1)              Long Term Compensation
                         --------------------------------    --------------------------
                                                             Securities
                                                             Underlying    All Other
   Name and Principal    Fiscal  Salary          Bonus        Options   Compensation(2)
        Position          Year     $               $             #             $
   ------------------    ------ --------       ----------    ---------- ---------------
Robert Margolis ........  1999  $550,000(3)    $1,459,842(3)    5,000       $   --
 Chairman and Chief
  Executive Officer       1998   366,667(3)(4)    320,601(3)    8,277         2,000
                          1997   400,000(3)       375,000(3)   10,000         3,500
Patricia Warren ........  1999   296,154(5)           --       75,000           --
 President                1998   216,667(4)           --      165,548         9,000
                          1997   325,000          100,000         --          8,750
Carol Gratzke...........  1999   150,000          122,323      10,000        39,748
 Chief Financial Officer  1998   100,000(4)        57,061     148,992         2,000
                          1997   125,000           50,000      10,000         3,500
Howard Siegel...........  1999   150,000          122,323      30,000        28,971
 President-Operations     1998    90,000(4)        50,648     115,884           583
                          1997   135,000           25,000      10,000           333
Steven Ascher...........  1999   250,000              --       20,000           --
 Executive Vice
  President               1998    48,077(6)           --          --            --

--------
(1) None of the Named Executive Officers earned Other Annual Compensation except for perquisites which in no case exceeded the lesser of $50,000 or 10% of total annual salary and bonus for Fiscal 1999, the eight months ended January 31, 1998 and for the year ended May 31, 1997, and as a result, the corresponding column was omitted. Also, none of the Named Executive Officers received restricted stock awards or long-term incentive plan pay-outs during the time covered by the Summary Executive Compensation Table and, as a result, the corresponding columns were omitted.

(2) Represents payments made in accordance with Cherokee's compensation in lieu of dividend plan whereby each plan participant is paid an amount equal to the cash dividends which would have been paid on the vested option shares covered by stock options of Cherokee held by such participant as if such shares had been purchased by such participant prior to, and owned by such participant on, the record date and payment date for such cash dividend. See "Compensation in Lieu of Dividends Plan" below.

(3) Mr. Margolis was appointed Chairman and Chief Executive Officer on May 4, 1995. During Fiscal 1999, Mr. Margolis provided his services to Cherokee pursuant to the terms of the Original Management Agreement. For Fiscal 1999, the eight months ended January 31, 1998 and for the year ended May 31, 1997, Wilstar received $550,000, $366,667 and $400,000, respectively, in annual compensation for providing such services, and was eligible for cash bonuses and received and subsequently exercised options to purchase Cherokee common stock pursuant to the Original Management Agreement. For Fiscal 1999, the eight months ended January 31, 1998 and for the year ended May 31, 1997, a bonus of $1,459,842, $320,601 and $375,000, respectively was accrued for Wilstar. Prior to May 31, 1997, Mr. Margolis owned 50.1% of the stock of Wilstar. Mr. Margolis became the sole stockholder of Wilstar through a series of redemptions occurring on May 31, 1997 and June 23, 1997.

(4) Adjusted to reflect salary for the eight-month period ending January 31, 1998.

(5) Ms. Warren resigned from Cherokee on March 3, 1998, but pursuant to her employment agreement was paid here salary through December 4, 1998.

(6)  Steven Ascher joined Cherokee as Executive Vice President on November 1,
     1997.

    As a result of a cost of living increase, Wilstar's annual base compensation for Fiscal 2000 was increased to $587,450. As of the date of this Consent Solicitation Statement, Wilstar had received $538,495 in salary. No bonuses have been paid to Wilstar for services rendered in Fiscal 2000 because the Original Management Agreement provided, and the Revised Management Agreement provides, that any performance bonuses payable under those agreements will not be paid to Wilstar until after Cherokee's audited financial statements for Fiscal 2000 are issued. Pursuant to a regular grant to members of Cherokee's board of directors, during Fiscal 2000 Mr. Margolis was granted options to purchase 5,000 shares of Cherokee common stock. As of the date of this Consent Solicitation Statement, no other reportable compensation had been received by Wilstar or Mr. Margolis during Fiscal 2000.

Option Grants in Last Fiscal Year

    Set forth below is further information on grants of stock options during Fiscal 1999 to the Named Executive Officers.

                                                                              Potential
                                                                          Realizable Value
                                     Percentage                           at Assumed Annual
                                      of total                             Rates of Stock
                         Number of    Options                                   Price
                         Securities  Granted to Exercise                  Appreciation for
                         Underlying  Employees   or Base                   Option Term (1)
                          Options    in Fiscal    Price      Expiration   -----------------
          Name           Granted #      1999    ($/Share)       Date         5%       10%
          ----           ----------  ---------- ---------   ------------- -------- --------
Robert Margolis.........    5,000        2.9%    $ 10.50     June 8, 2008 $ 33,017 $ 83,671
Patricia Warren.........   18,750(2)    10.8%    $ 7.875     Feb. 1, 2008 $ 92,860 $235,326
Carol Gratzke...........    2,500        1.4%    $ 7.875     Feb. 1, 2008 $ 12,381 $ 31,377
Carol Gratzke...........    2,500        1.4%    $  8.66     Feb. 1, 2008 $ 13,615 $ 34,504
Carol Gratzke...........    2,500        1.4%    $  9.54     Feb. 1, 2008 $ 14,999 $ 38,011
Carol Gratzke...........    2,500        1.4%    $ 10.48     Feb. 1, 2008 $ 16,477 $ 41,756
Howard Siegel...........   30,000       17.3%    $8.4375(3) Oct. 21, 2008 $159,188 $403,415
Steven Ascher...........   20,000       11.5%    $8.4375(3) Oct. 21, 2008 $106,125 $268,944

--------
(1) The actual value, if any, the Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by the Named Executive Officer will be at or near the value shown.

(2) Ms. Warren was granted 75,000 options during Fiscal 1999, exercisable in four installments. Due to Ms. Warren's resignation, she has vested in 18,750 of the 75,000 options granted.

(3) The options vest in equal shares over a three-year period. If the grantee's employment is terminated under certain circumstances or there is a restructuring of Cherokee as set forth in the option agreement, these options would become immediately exercisable.

    Pursuant to a regular grant to members of Cherokee's board of directors, on June 14, 1999 Mr. Margolis received a five-year option to purchase 5,000 shares of Cherokee common stock at an exercise price of $8.00 per share. The potential realizable value over the term of the options is $25,156 if Cherokee's common stock price increases 5% and is $63,750 if it increases 10%.

Option Exercises and Fiscal Year End Values

    Set forth below is certain information concerning exercised and unexercised options to purchase common stock granted both in Fiscal 1999 and prior years to the Named Executive Officers, and held by them at January 30, 1999. During Fiscal 1999, the Named Executive Officers exercised options and purchased 5,000 shares of stock.

                                                Number of Unexercised    $ Value of In the Money
                           Shares              Options at January 30,    Options at January 30,
                         acquired on  Value             1999                     1999(1)
                          Exercise   Realized ------------------------- -------------------------
          Name               (#)       ($)    Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------- ----------- ------------- ----------- -------------
Robert Margolis.........    5,000     $2,500        --          --         $ --         $ --
Patricia Warren.........      --      $  --     101,524         --         $ --         $ --
Carol Gratzke...........      --      $  --      79,496      79,496        $ --         $ --
Howard Siegel...........      --      $  --      57,942      87,942        $ --         $ --
Steven Ascher...........      --      $  --         --       20,000        $ --         $ --

--------
(1) Based on the closing price of the NASDAQ National Market System on January 29, 1999 ($7.875), net of the option exercise price.

    As of the date of this Consent Solicitation Statement, Mr. Margolis holds 5,000 exercisable options and zero unexercisable options. Based on the closing price of Cherokee's common stock on the NASDAQ National Market System on December 8, 1999 ($8.4375), the value of those options is $2,187.50.

Employment Contracts and Management Agreements

    On May 4, 1995, Cherokee and Wilstar entered into the Original Management Agreement pursuant to which Wilstar agreed to provide executive management services to Cherokee by providing the services of Mr. Margolis as Chief Executive Officer. As of November 29, 1999 Cherokee and Wilstar entered into the Revised Management Agreement which substantially revises and restates in one document the current terms under which Wilstar has agreed to continue to provide executive management services to Cherokee. For a description of the material terms of the Revised Management Agreement, see "The Proposal," "Section 162(m)," "Performance Bonuses" and "Other Material Terms of the Revised Management Agreement" above.

    Ms. Warren, the former President of Cherokee, who resigned March 3, 1998, was employed pursuant to a three-year agreement expiring May 30, 1998 which provided for a salary at an annual rate of $100,000 from June 21, 1995 to May 31, 1996 and $325,000 from June 1, 1996 to May 30, 1998. Under her employment agreement, Ms. Warren was paid her salary through December 4, 1998 and became eligible to exercise 41,387 options.

Compensation in Lieu of Dividends Plan

    In January 1997, the Board of Directors adopted a plan for compensation of officers of Cherokee, employees of Cherokee, and Wilstar in lieu of cash dividends. Under the plan, when cash dividends were paid on outstanding shares of common stock of Cherokee, compensation was paid to each plan participant in an amount equal to the cash dividends which would have been paid on the vested option shares covered by stock options of Cherokee held by such participant as if such shares had been purchased by such participant prior to, and were outstanding and owned by such participant on, the record date and the payment date for such cash dividend. The plan began on January 15, 1997 and terminated on December 31, 1998. During Fiscal 1999 and the eight months ended January 31, 1998, an aggregate of $81,134 and $150,801, respectively, was paid to participants in the plan.

Certain Relationships and Related Transactions

    On December 23, 1997 Cherokee loaned $2.0 million to Robert Margolis, who is a Director, the Chairman of the Board of Directors and the Chief Executive Officer of Cherokee. The loan was approved by a majority of the disinterested members of Cherokee's Board of Directors on December 19, 1997. Mr. Margolis executed a Note, dated December 23, 1997, in favor of Cherokee for $2.0 million which yields 6.0% interest per annum, and which has been recorded as a reduction to stockholders' equity on Cherokee's January 30, 1999 balance sheet. The Note may be repaid in whole or in part at any time without penalty. For information regarding how a portion of the Note may be forgiven, see "Performance Bonuses" above.

    Steven Ascher, the Executive Vice President of Cherokee, holds 41.9% beneficial ownership in Sideout Sport Inc. In November 1997, Cherokee signed an agreement with Sideout Sport Inc. with an initial payment of $1,500,000. During Fiscal 1999, per the terms of the agreement, Cherokee made payments totaling $650,153.

    For information with respect to other transactions and relationships between Cherokee and certain executive officers, directors and related parties, see "Compensation Committee Interlocks and Insider Participation" below.

Compensation Committee Interlocks and Insider Participation

    Except for Mr. Margolis, who is the Chief Executive Officer, a director and, as of June 23, 1997, the sole shareholder of Wilstar, and Mr. Weitman, who, until June 23, 1997, was a director and shareholder of Wilstar, none of the executive officers of Cherokee has served on the Board of Directors or on the Compensation Committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of Cherokee.

    On May 4, 1995, Cherokee and Wilstar entered into the Original Management Agreement pursuant to which Wilstar agreed to provide executive management services to Cherokee by providing the services of Mr. Margolis as Chief Executive Officer. As of November 29, 1999 Cherokee and Wilstar entered into the Revised Management Agreement which substantially revises and restates in one document the current terms under which Wilstar has agreed to continue to provide executive management services to Cherokee. For a description of the material terms of the Revised Management Agreement, see "The Proposal," "Section 162(m)," "Performance Bonuses" and "Other Material Terms of the Revised Management Agreement" above.

    Since May 26, 1995, Cherokee has shared office space with Wilstar at an office facility in Van Nuys, California, which Wilstar leases from an unaffiliated third party. Mr. Margolis serves as chief executive officer of Wilstar. Cherokee used approximately 3,685 square feet of such space and paid Wilstar for such usage at the rate of $.75 per square foot or $2,762 per month plus one-half of certain costs relating to the office space. The rent and costs were pro rated based upon square footage used by Cherokee and Wilstar did not profit therefrom. Cherokee also rented 4,000 square feet of Wilstar's warehouse as a storage facility and paid rent at a rate of $.50 per square foot. Cherokee believes that its rental of such space from Wilstar is on terms of no less favorable than could be obtained from an unaffiliated third party. Upon the expiration of the Wilstar lease on July 31, 1998, Cherokee negotiated a new lease with the facility's owner.

Directors' Remuneration and Stock Options

    For their services on the Board of Directors during Fiscal 1999, non-officer or non-employee directors were paid a retainer fee of $15,000 per annum. The director fees are paid on a quarterly basis. Shown below is information concerning the amount of retainer or committee fee paid to each non-officer or non-employee director during Fiscal 1999:

                           Director                     Fees Paid in Fiscal 1999
                           --------                     ------------------------
       Timothy Ewing...................................         $15,000
       Jess Ravich.....................................          15,000
       Keith Hull......................................          15,000
       Douglas Weitman.................................          15,000

    On June 8, 1998, Timothy Ewing, Douglas Weitman, Jess Ravich, Keith Hull and Robert Margolis were granted five-year options to purchase 5,000 shares each at an exercise price of $10.50. Mr. Ewing and Mr. Margolis exercised their options on July 6, 1998 and each purchased 5,000 shares of Cherokee common stock. On June 14, 1999, Timothy Ewing, Douglas Weitman, Jess Ravich, Keith Hull and Robert Margolis were granted five-year options to purchase 5,000 shares each at an exercise price of $8.00.

                                 OTHER MATTERS

Additional Information

    Copies of Cherokee's Annual Report on Form 10-K for Fiscal 1999, including financial statements and financial statement schedules, as filed with the Securities and Exchange Commission are available upon written request from the office of Investor Relations, Cherokee Inc., 6835 Valjean Avenue, Van Nuys, CA 91406.

Date for Submission of Stockholder Proposals for the 2000 Annual Meeting

    Any proposal relating to a proper subject which a stockholder may intend to be presented for action at the next Annual Meeting of Stockholders must be received by Cherokee no later than January 17, 2000, to be considered for inclusion in the proxy material to be disseminated by the Board of Directors in accordance with the provisions of Rule 14a (8) (e) (1) promulgated under the Securities Exchange Act of 1934, as amended. Copies of such proposals should be sent to the Corporate Secretary at Cherokee's principal executive offices. To be eligible for inclusion in such proxy materials, such proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended.

    In addition, if Cherokee has not received notice on or before March 30, 2000 of any matter a stockholder intends to propose for a vote at the 2000 Annual Meeting, then a proxy solicited by the Board of Directors may be voted on such matter in the discretion of the proxy holder, without a discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate matter on the proxy card.

                                          By Order of the Board of Directors,

                                          /s/ Carol A. Gratzke
                                          Carol A. Gratzke
                                          Secretary

Los Angeles, California
December 14, 1999

                                                                      APPENDIX A

               SECOND REVISED AND RESTATED MANAGEMENT AGREEMENT
               ------------------------------------------------

     This Second Revised and Restated Management Agreement ("Agreement") is
                                                             ---------
entered into as of the 29th day of November, 1999, by and between The Newstar Group, a California corporation d/b/a The Wilstar Group ("Wilstar") and Cherokee
                                                          -------
Inc., a Delaware corporation (the "Company").
                                   -------

     WHEREAS, the Board of Directors of the Company believes it to be in the Company's best interest to continue to engage the management services of Wilstar, which will provide the services of Robert Margolis ("Margolis"),
                                                              --------
pursuant to the terms of this Agreement and Wilstar desires to accept such engagement;

     WHEREAS, on May 4, 1995, the Company and Wilstar entered into a Revised and Restated Management Agreement (as amended April 26, 1996 and July 21, 1997, the "Prior Agreement") regarding the subject matter hereof and now wish to replace
 ---------------
the Prior Agreement, in its entirety, with this Agreement which shall be effective upon the date hereinabove written (except for Sections 3.2 and 3.3, which shall only be effective upon receipt of approval of the stockholders of the Company);

     WHEREAS, subject to the terms and conditions set forth herein, the Company and Wilstar wish to set forth their understanding regarding the mutual rights, obligations and responsibilities of Wilstar and the Company in connection with Wilstar's management of the Company; and

     NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Wilstar agree as follows:

     Section 1.  Term.
                 ----

     1.1  Initial Term.  Except as provided in Sections 1.2 and 9 below, the
          ------------
term of this Agreement shall commence as of the date hereof and shall terminate on February 2, 2002.

     1.2  Extended Term.  If the Company's consolidated "pre-tax earnings"
          -------------
computed in accordance with generally accepted accounting principles (the "Pre-Tax Earnings"), as set forth in the Company's audited financial statements
 ----------------
for any of the Company's fiscal years during the term hereof, commencing with the fiscal year ended January 29, 2000: (i) are no less than 80% of the Pre-Tax Earnings contained in the budget submitted to and approved by the Compensation Committee of the Board of Directors of the Company for such fiscal year, and
                                                                         ---
(ii) are also no less than the Pre-Tax Earnings for the immediately preceding fiscal year, then the termination date of this Agreement will automatically be extended an additional year (each an "Additional Year"). For the purposes hereof
                                      ---------------
"Term" shall refer to the Initial Term and any Additional Years. For the purposes hereof, the Company's Pre-Tax Earnings shall not be reduced by any portion of the Note (as defined below) that is forgiven and cancelled.

     Section 2.  Management Services.
                 -------------------

     2.1    General Responsibilities. Subject to the supervision of the Board of
            ------------------------
Directors of the Company, Wilstar shall provide the services of Margolis as the Company's Chairman of the Board and Chief Executive Officer ("CEO"). Wilstar
                                                              ---
represents and warrants that it shall be able to deliver Margolis' services as contemplated hereby and that it shall be able to have Margolis agree to be bound by the terms of this Agreement.

     2.2    Management Titles. During the Term of this Agreement, the Board of
            -----------------
Directors of the Company shall appoint Robert Margolis Chairman of the Board and CEO with all the powers and authorities as are customarily vested in the chairman of the board and the chief executive officer of a company.

     Section 3.   Management Compensation. As compensation for its services
                  -----------------------
rendered under this Agreement, the Company shall compensate Wilstar as follows:

     3.1    Base Compensation. As its base compensation for services rendered
            -----------------
hereunder for the fiscal year of Company ending on January 29, 2000 ("Fiscal
                                                                      ------
2000") and for each subsequent fiscal year of Company during the Term hereof,
----
Wilstar shall receive five hundred eighty-seven thousand four hundred fifty dollars ($587,450) per annum from the Company (the "Base Compensation"). Wilstar
                                                    -----------------
shall be paid its Base Compensation in monthly installments, in arrears, on the last day of the month. Wilstar acknowledges that as of the date of this Agreement Wilstar has received four hundred eighty-nine thousand five hundred forty-one dollars ($489,541) in Base Compensation for services rendered during Fiscal 2000 and is therefore entitled to receive ninety-seven thousand nine hundred eight dollars ($97,908) in Base Compensation during the remainder of Fiscal 2000. Base Compensation will be subject to increase (and not decrease) for each fiscal year of the Company during the Term hereof (the "New Year")
                                                                 --------
after Fiscal 2000, as hereinafter provided. If the "Index" (as defined below) for the month of January immediately preceding the beginning of the applicable New Year is higher than the index for the preceding month of January twelve months earlier, the Base Compensation for such New Year will be increased by a percentage equal to the percentage increase in the Index for such two consecutive months of January. The term "Index" means the Consumer Price Index for All Urban Consumers, Los Angeles-Riverside-Orange County, CA, All Items (1982-84=100) compiled by the United States Department of Labor, Bureau of Labor Statistics.

     3.2    2000 Performance Bonus.  Wilstar shall be entitled to the
            ----------------------
performance bonus and other compensation as described in, and subject to the terms of, Section 3.2(a).

            (a) In the event the Company's Pre-Tax Earnings (which shall not be reduced by any portion of the Note (as defined below) that is forgiven and cancelled) during the Company's fiscal quarter beginning October, 31, 1999 and ending January 29, 2000 (the "Fourth Quarter"), as set forth in the Company's
                              --------------
audited financial statements for Fiscal 2000, are no less than one million six hundred seventy-four thousand seven hundred ten dollars ($1,674,710):

                 (i)  Wilstar shall receive a performance bonus (the "2000
                                                                      ----
Performance Bonus") equal to (x) ten percent (10%) of the Earnings Before
-----------------
Interest, Taxes, Depreciation and Amortization of the Company ("EBITDA") during
                                                                ------
Fiscal 2000 in excess of a threshold amount of two million five hundred thousand dollars ($2,500,000) up to ten million dollars ($10,000,000), plus (y) fifteen
                                                              ----
percent (15%) of EBITDA of the Company during Fiscal 2000 in excess of ten million dollars ($10,000,000); and

                 (ii) the Company shall forgive and forever cancel an aggregate of one million eight hundred ninety thousand six hundred twenty-four dollars ($1,890,624) of the principal amount of the Promissory Note, dated December 23, 1997 made by Robert Margolis in favor of the Company (the "Note").
                                                           ----

     3.3   Annual Performance Bonus. For services rendered in each fiscal year
           ------------------------
of Company (during the Term of this Agreement) beginning on or after January 30, 2000, Wilstar shall be entitled to an annual performance bonus as described in, and subject to the terms of, Section 3.3(a).

           (a) For each fiscal year beginning on or after January 30, 2000, if EBITDA of the Company for such fiscal year is no less than five million dollars ($5,000,000), then Wilstar shall receive a performance bonus (the "Annual
                                                                   ------
Performance Bonus") equal to (x) ten percent (10%) of EBITDA of the Company for
-----------------
such fiscal year in excess of a threshold amount of two million five hundred thousand dollars ($2,500,000) up to ten million dollars ($10,000,000), plus (y)
                                                                       ----
fifteen percent (15%) of EBITDA of the Company for such fiscal year in excess of ten million dollars ($10,000,000).

     3.4   Payment of Performance Bonuses. (a) All performance bonuses payable
           ------------------------------
to Wilstar pursuant to Sections 3.2(a)(i) and 3.3(a) of this Agreement (collectively, "Performance Bonuses") and any portion of the Note to be
                -------------------
forgiven and cancelled pursuant to Section 3.2(a)(ii) of this Agreement shall be paid in full or forgiven and cancelled, as applicable, no later than five (5) business days after the issuance of the financial statements for the applicable fiscal year or if no audited financial statements are issued, no later than ninety (90) calendar days after the end of such fiscal year. Anything set forth herein to the contrary notwithstanding, no Performance Bonuses will be paid to Wilstar hereunder and no portion of the Note will be forgiven and cancelled unless and until the Compensation Committee of the Board of Directors of Company has certified in writing that the terms of this Agreement have been satisfied and such Performance Bonuses and other compensation have been earned and are payable in accordance with this Agreement.

           (b) For purposes of this Agreement, EBITDA shall be determined in accordance with U.S. generally accepted accounting principles and shall be reduced by all accrued compensation expenses attributable to any compensation paid or payable to Wilstar hereunder, including but not limited to the Performance Bonuses and Base Compensation, but shall not be reduced by any portion of the Note that is forgiven and cancelled.

          (c) The following formulas are to be used to calculate any Performance Bonus provided for in this Section 3.

Performance Bonus = IPB + APB (as each term is defined immediately below)

IPB = .1(EBITDA) - 250,000 - .1(Base Compensation)
      -------------------------------------------
                      1.10

APB = .15(EBITDA) - 750,000 - .15(Base Compensation) - 1.15(IPB)
      ---------------------------------------------------------
                                1.15

     3.5  Stockholder Approval. Sections 3.2 and 3.3 are contingent upon the
          --------------------
approval of the stockholders of the Company. Accordingly, the obligation of the Company to pay the 2000 Performance Bonus pursuant to Section 3.2(a)(i), any Annual Performance Bonus pursuant to Section 3.3(a) or forgive and cancel any portion of the Note pursuant to Section 3.2(a)(ii) is subject to and conditioned upon approval of such Sections by the stockholders of the Company. In the event the stockholders of the Company fail to approve such Sections, such Sections shall be null and void. The Company hereby agrees to use its commercially reasonable best efforts to obtain the approval of Sections 3.2 and 3.3 by the Company's stockholders. The Company may, at its sole option, seek such approval by either the written consent of the Company's stockholders or by a vote of the Company's stockholders at a special meeting of their stockholders called for such purpose. The Company will, no later than December 31, 1999, prepare and file a Proxy Statement or Consent Solicitation Statement with the Securities and Exchange Commission (the "SEC") with respect to Sections 3.2 and 3.3. As
                          ---
promptly as practicable after the Proxy Statement or Consent Solicitation Statement has been filed with the SEC (and if the SEC has not notified the Company of any comments or requests regarding the Proxy Statement or Consent Solicitation Statement) the Company shall mail the Proxy Statement or Consent Solicitation Statement to the stockholders of the Company. In addition, the parties hereto agree that Sections 3.2 and 3.3, or their successors, shall be resubmitted for stockholder approval within five (5) years after their initial approval and each subsequent approval, as the case may be, and at any time they are materially amended, as may be required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").
                                       ----

     Section 4.  Board of Directors of the Company.
                 ---------------------------------

     4.1  Composition of the Board. If there are five (5) directors, the Company
          ------------------------
shall use its commercially reasonable best efforts to ensure (i) that one (1) director is nominated by Wilstar (the "Wilstar Director") (the initial Wilstar
                                       ----------------
Director shall be Margolis); (ii) that one (1) director (the "Investor
                                                              --------
Director") is nominated by the members of the group, other than Margolis, that
--------
filed Schedule 13-Ds, dated April 24, 1995, with respect to the purchase of Common Stock of the Company (collectively, the "Outside Investors"); and (iii)
                                                -----------------
that three (3) directors are nominated by the non-Wilstar non-Investor Directors (the "Other Directors"). If there are seven (7) directors, the Company shall use
      ---------------
its commercially reasonable best efforts to ensure that a second Investor Director is nominated by Outside Investors and four (4) directors are nominated by the Other Directors. If there are nine (9) directors, the Company shall use its commercially reasonable best efforts to ensure that, in addition to the Wilstar Director and the Investor Directors described above, one (1) director is nominated by Wilstar and the Outside Investors together (the "Wilstar/Investor Director") and five (5) directors are nominated by the Other Directors. If the Board of Directors is further expanded, the Company shall use its commercially reasonable best efforts to ensure that Wilstar is able to maintain its proportionate representation. During the term of this Agreement, the Company shall use its commercially reasonable best efforts to ensure that the Board shall have such committees as it deems appropriate, but in any event shall have audit and compensation committees, each of which shall be comprised of three (3) members, one (1) of whom shall be an Investor Director and two (2) of whom shall be selected by the entire Board of Directors from all of the remaining Directors (other than the Wilstar Director) provided, however, that at all times that the
                                  --------  -------
Company is subject to Section 162(m) of the Code or Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), the Compensation Committee shall
                                       ---
consist solely of two or more members of the Board who constitute "outside directors" within the meaning of Section 162(m) of the Code and as "non-employee" directors within the meaning of Rule 16b-3 under the Act, respectively. During the term hereof, if (x) the size of the Board of Directors is increased or decreased without Wilstar's maintaining (or increasing) its proportionate representation as described above; (y) the Wilstar Director, the Investor Director(s) and/or the Wilstar/Investor Director is/are not elected to the Board or are not put on the slate of Directors recommended to the Company's stockholders or any such Director is removed from the Board without Wilstar's prior approval; or (z) Robert Margolis is not elected Chairman of the Board (without Wilstar's consent), then Wilstar may elect to treat such events as a breach of this Agreement subject to the terms of Sections 9 and 10 below.

     4.2    Board of Director's Oversight. Wilstar agrees that the Board of
            -----------------------------
Directors shall have approval rights of the Company's (i) budget, (ii) business plan, (iii) capital expenditures (in excess of twenty-five thousand dollars ($25,000) per quarter), (iv) purchases of any businesses or material assets (outside of the ordinary course of business), (v) sales of any of the Company's businesses, division or material assets (other than inventory and outside of the ordinary course of business), and (vi) hires of any employees with base salaries (including any contractually promised bonuses) in excess of one hundred thousand dollars ($100,000) per annum. Margolis shall present to the Board of Directors revised business plans within fifteen (15) calendar days after any requests from the Board of Directors.

    Section 5.   Other Activities of Wilstar and Margolis; Conflict of Interest.
                 --------------------------------------------------------------
During the Term of this Agreement, Margolis agrees to devote substantially all of his business time to the business and affairs of the Company and to use his best efforts to perform faithfully and efficiently the responsibilities assigned to him hereunder to the extent necessary to discharge such responsibilities, except for (i) services on corporate, civic or charitable boards or committees not significantly interfering with the performance of such responsibilities;
(ii) periods of vacation and sick leave to which he is entitled; and (iii) the management of personal investments and affairs. During the Term of this Agreement (i) Margolis will not accept any other employment, and (ii) Margolis, Wilstar or any entity controlled by or affiliated with

Margolis or Wilstar (each a "Controlled Entity") will not own (directly,
                             -----------------
indirectly, of record, beneficially or otherwise) or control the voting power of, greater than 5% of the capital stock or other securities of any corporation or any other business entity that is or may be competitive with the Company or its subsidiaries (each of (i) and (ii), a "Prohibited Activity"), unless all
                                           -------------------
material facts regarding such Prohibited Activity have been presented to the Board of Directors and the disinterested members of the Board of Directors, by duly adopted written resolution, authorize Margolis or Wilstar or the Controlled Entity to engage in such Prohibited Activity. During the Term of this Agreement, Margolis, Wilstar or any Controlled Entity shall not engage or in any manner participate in any outside business activity that relates to the marketing, licensing, sale or distribution of apparel (a "Corporate Opportunity") unless
                                               ---------------------
all material facts regarding such Corporate Opportunity have been presented to the Board of Directors and the disinterested members of the Board of Directors, by duly adopted written resolution, elect not to pursue such Corporate Opportunity.

     Section 6.  Reimbursement of Expenses. Margolis shall be reimbursed for any
                 -------------------------
and all reasonable business and administrative expenses incurred on the Company's behalf (including travel, airfare, hotel and other expenses for out-of-town travel) within thirty (30) calendar days after the Company's receipt of appropriate documentation detailing such expenses; provided, however, that
                                                      --------  -------
such expenses may be reviewed for their reasonableness and propriety (the "Expense Review") by the Company's Chief Operating Officer (or, if the Company
 --------------
has no Chief Operating Officer, its Chief Financial Officer) and/or by the disinterested members of the Board of Directors. The results of any Expense Review shall be final and binding on Margolis and Wilstar.

     Section 7.  Insurance. The Company shall and hereby covenants to, at its
                 ---------
own expense during the term hereof: (i) maintain directors and officers liability insurance policies covering Margolis, with coverage and amounts as determined by the Board of Directors of the Company; and (ii) provide or reimburse Margolis for health and disability insurance in amounts comparable to those afforded to other officers and executives of similar companies or similarly situated officers of the Company, if applicable.

     Section 8.  Indemnification. To the extent permitted by governing law the
                 ---------------
Company shall indemnify and hold Margolis and Wilstar and its directors, officers, employees, agents, attorneys, representatives, and controlling persons (collectively, the "Indemnified Parties") harmless from and against all claims
                    -------------------
or actions of, or demands, suits or proceedings by any third party, and damages, losses and expenses (including reasonable attorneys' fees) in connection therewith, arising out of this Agreement and the performance by Wilstar of its responsibilities hereunder; provided, however, such indemnity shall not apply to
                            --------  -------
any such claim, action, demand, suit, proceeding, damage, loss or expense of any Indemnified Party to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. An Indemnified Party shall give prompt written notice if any claim, charge, action or proceeding ("Indemnity Claim") shall be asserted or commenced
                               ---------------
which, if successful, could give rise to a claim for indemnification hereunder. Upon notice of any such Indemnity Claim the Company shall, at its own expense, resist and dispose of such claim in such manner as it deems appropriate. The Company shall not, except with the prior written consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which requires the payment of money by or imposes any obligations upon the Indemnified Party or which does not include as an unconditional term, the release of the Indemnified Party (and its officers, directors, employees and agents) by the claimant or plaintiff from any liability in respect to such claim or the defense thereof. The foregoing indemnification obligation shall be in addition to any other liability which the Company may have to the Indemnified Parties under the Certificate of Incorporation of the Company or its By-Laws. No Indemnified Party shall settle any claim, demand, action, suite or proceeding without the consent of the Company, which consent shall not be unreasonably withheld.

     Section 9. Events of Termination. This Agreement shall be subject to
                ---------------------
termination prior to the term set forth in Section 1 upon the occurrence of any of the following:

     9.1 Breach of the Agreement. Wilstar may terminate this Agreement in the
         -----------------------
event the Company materially breaches any of the terms and conditions hereof or fails to perform its material obligations hereunder. For the purposes hereof, notwithstanding the terms of this Agreement, unless initiated by Wilstar and/or Margolis, the occurrence, without the express written consent of Wilstar, Margolis or his designee, of any of the following shall be deemed to be a material breach of this Agreement:

         (a) The assignment to Margolis of any duties materially inconsistent with, or the diminution of Margolis' positions, titles, offices, duties and responsibilities with the Company, as in effect from time to time hereunder or any removal of Margolis from, or any failure to re-elect Margolis to, any titles, offices or positions held by Margolis hereunder, including the failure of the Board of Directors to elect Margolis or Wilstar's designee as Chairman of the Board during the term of this Agreement or the failure to elect, or the removal of, any Wilstar and/or Outside Investor nominee as Director from the slate of directors recommended to the Company's stockholders by the Board of Directors;

         (b) Except as in accordance with the terms hereof, a reduction by the Company in the Base Compensation or any other compensation provided for herein;

         (c) A change or relocation of Margolis' offices at the Company that materially and adversely affects Margolis' working environment; or

         (d) Any other substantial, material and adverse changes in Margolis' working conditions at the Company imposed by the Company.

Upon the occurrence of any of the aforementioned items (a) through (d) above, Wilstar may upon ten (10) business days prior written notice, during which the Company may cure its breaches, terminate this Agreement unless it determines in good faith that such cure would be impossible, in which case termination shall be effective upon such notice.

     9.2    Without Cause. The Board of Directors of the Company may terminate
            -------------
this Agreement at any time without cause.

     9.3    For Cause. The Board of Directors may terminate this Agreement at
            ---------
any time "for cause." For the purposes hereof, "for cause" shall be limited to the willful misfeasance or gross negligence on the part of Wilstar or Margolis in connection with the performance of their duties pursuant to this Agreement which willful misfeasance and/or gross negligence shall directly cause material harm to the assets, business or operations of the Company; provided, however,
                                                           --------  -------
prior to the termination of Wilstar as a result of the willful misfeasance or gross negligence of Wilstar or Margolis, the Board of Directors shall notify Wilstar and Margolis in writing of such acts of willful misfeasance or gross negligence and allow Wilstar and/or Margolis a period of not less than twenty
(20) business days to cure such acts; provided further, that if the
                                      -------- -------
disinterested members of the Board of Directors determine in good faith that the Company has already suffered material and irreparable harm or will suffer such material or irreparable harm in the event Wilstar is allowed such cure period, such termination will be effective immediately upon notice.

     9.4    Death or Disability. This Agreement shall terminate immediately upon
            -------------------
Margolis' death. In addition, upon the failure of Wilstar, during the Term, to render services to the Company for a substantially continuous period of six (6) months, because of Margolis' physical or mental disability during such period, the Company, acting through its Board of Directors or a committee of its Board of Directors including at least one Investor Director to which such authority has been delegated, may terminate Wilstar's employment with the Company. If there should be any dispute between the parties as to Margolis' physical or mental disability at any time, such question shall be settled by the opinion of an impartial reputable physician agreed upon for the purpose by the parties or their representatives, or failing agreement within ten (10) business days of a written request therefor by either party to the other, then one designated by the then president of the Los Angeles Medical Society. The certificate of such physician as to the matter in dispute shall be final and binding on the parties.

     Section 10. Compensation to Wilstar in the Event of Early Termination of
                 ------------------------------------------------------------
the Agreement. In the event this Agreement is terminated pursuant to Section 9,
-------------
Wilstar shall be entitled to the following compensation and payments:

     10.1   Minimum Payments. In the event of a termination pursuant to Sections
            ----------------
9.1, 9.2, 9.3 or 9.4, the Company shall (i) pay Wilstar Base Compensation pursuant to Section 3.1 through the date of termination, (ii) reimburse Margolis for all expenses pursuant to Section 6 to the date of termination and (iii) provide ongoing indemnification for Margolis and Wilstar pursuant to Section 8. Wilstar shall be entitled to any unpaid Performance Bonuses earned pursuant to Sections 3.2 or 3.3 during the fiscal year which this Agreement is terminated. Such unpaid Performance Bonuses will be paid pursuant to (and at the time specified in) Section 3.4 and calculated pursuant to Section 3 using the results of the whole fiscal year during which the Agreement is terminated, but will be pro rated for the number of full months occurring in such fiscal year prior to the date of termination. Margolis shall also be entitled to comparable ongoing insurance coverage pursuant to Section 7 as may be available to other terminated officers, employees or directors of the Company.

     10.2 Breach by the Company or at the Company's Will. In addition to the
          ----------------------------------------------
payments and other compensation pursuant to Section 10.1, in the event of a termination pursuant to Sections 9.1 or 9.2, the Company shall pay Wilstar a lump sum in cash within sixty (60) calendar days after the date of termination in an amount equal to three times the sum of (x) the Base Compensation at the rate in effect at the time of the termination and (y) the "Previous Performance Bonus." For purposes of this Agreement the "Previous Performance Bonus" shall
                                            --------------------------
mean an amount equal to the Performance Bonus(es) received by Wilstar (under Sections 3.2(a)(i) and 3.3(a) of this Agreement and, if necessary, Section 3.2 of the Prior Agreement) in the last full fiscal year of the Company ending prior to the date of termination of this Agreement.

     10.3 Payment Reductions. Payments by Company to Wilstar and Margolis will
          ------------------
be subject to reduction under certain circumstances as hereinafter provided in this Section 10.3:

          (a)  For purposes of this Section 10.3, "280G Change in Control" shall
                                                   ----------------------
mean a change in the ownership of a corporation, a change in the effective control of a corporation or a change in the ownership of a substantial portion of a corporation's assets, within the meaning of such terms under Section 280G of the Code and the proposed, or if adopted, final, regulations thereunder; a "Payment" shall mean any benefit, payment or distribution (or the acceleration
 -------
of the vesting of any benefit, payment or distribution) in the nature of compensation to or for Wilstar's or Margolis' benefit, whether paid or payable pursuant to this Agreement or otherwise, that is contingent on a 280G Change in Control; "Agreement Payment" shall mean a Payment paid or payable pursuant to
          -----------------
this Agreement (determined without regard to this subparagraph (a)); "Present
                                                                      -------
Value" shall mean such value determined in accordance with Section 280G(d)(4) of
-----
the Code; and "Reduced Amount" shall mean the amount expressed as a Present
               --------------
Value of Payments which maximizes the aggregate Present Value of all Payments without causing such Payments to be nondeductible by Company because of Section 280G of the Code.

          (b) Anything contained in this Agreement to the contrary notwithstanding, in the event the independent public accountants or auditors serving the Company prior to the 280G Change in Control (the "Accounting Firm")
                                                              ---------------
shall determine that payment of all of the Payments would result in the nondeductibility of some or all of the Payments under Section 280G of the Code, the Accounting Firm also shall determine the amount of Payments that would meet the definition of a "Reduced Amount." The Agreement Payments will then be reduced to the extent necessary to assure that the Payments will not exceed the Reduced Amount.

          (c) If the Accounting Firm determines that aggregate Agreement Payments or Payments, as the case may be, should be reduced to the Reduced Amount, Company shall promptly give Wilstar and Margolis notice to that effect and a copy of the detailed calculation thereof, and Wilstar or Margolis may then elect, in their sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the present value of the aggregate Payments equals the Reduced Amount), and Wilstar or Margolis shall advise Company in writing of Wilstar's or Margolis' election within ten (10) calendar days of their receipt of notice. If no such election is made by Wilstar or Margolis within such ten-day period, Company may elect which of the Agreement Payments or Payments, as the case may be, shall be eliminated or reduced (as long as after such election the present value of the aggregate Agreement Payments or Payments, as the case may be, equals the Reduced Amount) and shall notify Wilstar and Margolis promptly of such election. All determinations made by the Accounting Firm under this Section 10.3 shall be binding upon Company, Wilstar and Margolis and shall be made within sixty (60) calendar days after a termination of this Agreement or an acquisition of Company. As promptly as practicable following such determination, Company shall pay to or distribute for Wilstar's or Margolis' benefit such Payments as are then due to them under this Agreement and shall promptly pay to or distribute for Wilstar's or Margolis' benefit in the future such Payments as become due to Wilstar or Margolis under this Agreement.

            (d) As a result of the uncertainty in the application of Section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by Company to or for Wilstar's or Margolis' benefit pursuant to this Agreement which should not have been so paid or distributed ("Overpayment") or that
                                                    -----------
additional amounts which will have not been paid or distributed by Company to or for Wilstar's or Margolis' benefit pursuant to this Agreement could have been so paid or distributed ("Underpayment"), in each case, consistent with the
                      ------------
calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against Company, Wilstar or Margolis which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by Company to or for Wilstar's or Margolis' benefit shall be treated for all purposes as a loan ab initio to Wilstar or Margolis which
                                   -- ------
Wilstar or Margolis, as applicable, shall repay to Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code within thirty (30) calendar days following such determination. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by Company to or for Wilstar's or Margolis' benefit together with interest at the applicable federal rate provided for under
Section 7872(f)(2) of the Code.

            (e) Company will bear the fees and expenses of the Accounting Firm in making the determinations required by this Section 10.3.

            (f) The Accounting Firm shall furnish Wilstar and Margolis with its opinion that the filing by Wilstar and Margolis of its or his federal income tax return in accordance with the Accounting Firm's determination in accordance with this Section 10.3 will not result in the imposition of a negligence or similar penalty on Wilstar or Margolis; provided, however, that if the opinion of the
                                --------  -------
Accounting Firm cannot be obtained using reasonable efforts and at a reasonable cost, the Company shall provide Wilstar or Margolis such other written advice of the Accounting Firm as shall be reasonably obtainable.

     Section 11. No Actions. Except as specifically contemplated hereby, during
                 ----------
the term of this Agreement, the Company and its Board of Directors shall not enter into or authorize any contracts, or take any other actions which would be inconsistent or interfere with, modify or supersede the management responsibilities delegated to Wilstar under this Agreement or otherwise impair or interfere with Wilstar's ability to manage the operations of the Company in accordance with the terms hereof.

     Section 12. Miscellaneous Terms.
                 -------------------

     12.1 Jurisdiction. Each of the Company and Wilstar acknowledges and agrees
          ------------
that the sole forum for commencing or pursuing any proceeding with respect to disputes arising under or in connection with this Agreement, any provisions hereunder, or any other document or instrument entered into or given or made pursuant to this Agreement is, and each party irrevocably submits itself to the personal jurisdiction of, the Superior Court for the County of Los Angeles. All parties hereto consent and agree that such courts shall have sole original jurisdiction over any matter arising under or in connection with this Agreement. This consent to jurisdiction shall be self-operative and no further instrument or action, other than service of process as provided in this Agreement and as permitted by law, shall be necessary to confer jurisdiction upon the parties hereto in such courts.

     12.2 Service and Venue. Each of the Company and Wilstar expressly covenants
          -----------------
and agrees that service of process may be made, and personal jurisdiction over said party obtained, by serving a copy of the Summons and Complaint upon said party in accordance with the applicable laws and rules of the pertinent court having jurisdiction over the case pursuant to Section 12.1.

     12.3 Notices. All notices, requests, demands and other communications
          -------
called for or contemplated hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the first business day following the date of dispatch if delivered by a nationally recognized next-day courier service, (iii) on the seventh business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (iv) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (ii) or (iii) above, when transmitted and receipt is confirmed by telephone. All notices, requests, demands and other communications shall be addressed to the parties at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to the Company:   Cherokee Inc.
                          6835 Valjean Avenue
                          Van Nuys, CA 91406
                          Attention: Chief Financial Officer
                          Fax: (818) 908-9191

     If to Wilstar:     The Wilstar Group
                        6835 Valjean Avenue
                        Van Nuys, CA 91406
                        Attention: Robert Margolis
                        Fax: (818) 908-9191

     12.4  Modification; Waiver. No modification or waiver of any provision of
           --------------------
this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the parties hereto. There shall be no waiver of any of the provisions of this Agreement unless in writing signed by the party against which the waiver is sought to be enforced.

     12.5  Governing Law. This Agreement shall be governed by and construed and
           -------------
enforced in accordance with the laws of the State of California applicable to agreements to be entered into and wholly performed within said state without reference to the conflicts of law provisions thereof.

     12.6  Construction of Agreement. The language in all parts of this
           -------------------------
Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Headings at the beginning of Sections, Subsections, paragraphs and subparagraphs of this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement for any other purpose. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa.

     12.7  Relationship of Parties, Other Activities. The relationship of
           -----------------------------------------
Wilstar to the Company is one of an independent contractor and is purely contractual and no officer or employee of Wilstar shall be deemed an employee of the Company for any purpose whatsoever.

     12.8  Further Assurances. After the effective date of this Agreement, each
           ------------------
party agrees to execute any and all such further agreements, instruments or documents, and to take any and all such further action as may be necessary or desirable to carry out the provisions hereof and to effectuate the purposes of this Agreement.

     12.9  Attorneys' Fees. In the event any action in law or equity or other
           ---------------
proceeding is brought for the enforcement of this Agreement or in connection with an interpretation of the provisions of this Agreement, the Court shall award reasonable attorneys' fees and other costs reasonably incurred in such action or proceeding to the parties based on its judgment of the relative merits of their respective claims.

     12.10 Severability. Should any one or more of the provisions of this
           ------------
Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

     12.11  Integration: Parties in Interest. This Agreement contains the entire
            --------------------------------
agreement of the parties with respect to the subject matter thereof and supersedes all prior agreements between the parties, whether written or oral. No party shall be liable or bound to any other party in any manner except as specifically set forth in this Agreement. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. No party hereto shall have the right to assign this Agreement without the prior written consent of the other party hereto; provided, however,
                                                             --------  -------
that so long as Margolis continues to serve the Company pursuant to this Agreement, Wilstar may assign this Agreement to Margolis or another entity that is a successor to, or affiliated with, Wilstar.

     12.12  Counterparts. This Agreement may be executed in any number of
            ------------
counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. A facsimile copy of a signed execution page shall constitute due execution of this Agreement and shall binding upon the executing party.

                           [Signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the first date hereinabove written.

                                       CHEROKEE, INC.


                                       By: /s/ Carol Gratzke
                                           -------------------------------------
                                           Carol Gratzke
                                           Chief Financial Officer and Secretary


                                       NEWSTAR GROUP


                                       By: /s/ Robert Margolis
                                           -------------------------------------
                                           Robert Margolis
                                           Chief Executive Officer

                                 CHEROKEE INC.

                                  CONSENT CARD

              THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF
                           DIRECTORS OF CHEROKEE INC.

    The undersigned, the record holder of shares of common stock, par value $.02 per share (the "Common Stock") of Cherokee Inc. ("Cherokee"), hereby consents pursuant to Section 228 of the Delaware General Corporation Law to the following resolution without prior notice and without a vote as more fully described in the Consent Solicitation Statement dated December 14, 1999, receipt of which is hereby acknowledged. Unless otherwise indicated below, the action taken on the following resolution relates to all Common Stock held by the undersigned.

    INSTRUCTION: To take action with regard to the following resolution, check the appropriate box. If no box is marked below, then the undersigned will be deemed to consent to the resolution.

    THE BOARD OF DIRECTORS OF CHEROKEE UNANIMOUSLY RECOMMENDS THAT YOU CONSENT TO THE FOLLOWING RESOLUTION.

  1. RESOLVED, that Sections 3.2 and 3.3 of Second Revised and Restated Management Agreement between The Newstar Group, d/b/a The Wilstar Group and Cherokee and the performance goals contained therein as described in the Consent Solicitation Statement dated December 13, 1999 are hereby adopted and approved.

               [_] CONSENT    [_] CONSENT WITHHELD    [_] ABSTAIN

                (continued and to be signed on the reverse side)


                         (continued from reverse side)

           PLEASE SIGN, DATE AND RETURN THIS CONSENT CARD PROMPTLY,
                         USING THE ENCLOSED ENVELOPE.

                                         Dated:____________________________

                                         Signature: _______________________

                                         Signature:________________________
                                                   (if held jointly)

                                         Title or Authority:_______________
                                                            (if applicable)

                                         Please sign exactly as your name
                                         appears hereon. When shares are held
                                         by joint tenants, both should sign.
                                         when signing as attorney, executor,
                                         administrator, trustee, guardian,
                                         corporate officer or partner, please
                                         give full title as such. If a
                                         corporation, please sign in corporate
                                         name by a duly authorized officer.
                                         If a partnership, please sign in
                                         partnership name by authorized person.